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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-45576) of The Cobalt Group, Inc. of our report dated January 25, 2001, except for paragraphs two and three of Note 19, which are as of March 9, 2001 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Seattle, Washington
March 30, 2001

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CONSENT OF INDEPENDENT ACCOUNTANTS